UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
October 3, 2011 (September 30, 2011)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d)

On September 30, 2011, Gary L. Hall advised the Board of Directors of Magnum Hunter Resources Corporation (the “Company”) of his resignation as a director of the Company, effective as of October 1, 2011.

The Board of Directors of the Company elected Mr. Stephen C. Hurley as a director of the Company, effective as of October 1, 2011. Mr. Hurley will fill the vacancy on the Board of Directors of the Company created by Mr. Hall’s resignation and will serve until the Company’s next annual meeting of stockholders.

In connection with his election as a director of the Company, Mr. Hurley will be entitled to the compensation and benefits provided to the Company’s non-employee directors as described in the Company’s Proxy Statement on Schedule 14A under the heading “Director Compensation,” filed with the U.S. Securities and Exchange Commission on April 1, 2011, and such information is hereby incorporated by reference into this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On October 3, 2011, the Company issued a press release announcing the election of Mr. Hurley as a director of the Company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation dated October 3, 2011

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 3, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation dated October 3, 2011